Exhibit 99.1

Ptek Holdings Reports Second Quarter 2003 Revenue of $94.9 Million and $.12 Diluted EPS from Continuing Operations

    ATLANTA--(BUSINESS WIRE)--July 30, 2003--

   Income from Continuing Operations Increased 133% to $6.8 Million in the Quarter from $2.9 Million in the Second Quarter of 2002

  The Company Paid Down $40 Million of Long-Term Debt in the Quarter

    Ptek Holdings, Inc. (NASDAQ: PTEK)(www.ptek.com), a leading provider of business communications services, today announced results for the second quarter ended June 30, 2003:


Financial Summary (unaudited)
(In thousands, except per share data)

                               Three Months Ended   Six Months Ended
                              30-Jun-03 30-Jun-02 30-Jun-03 30-Jun-02
                              --------- --------- --------- ---------

Revenue                        $94,851  $87,408   $184,071   $170,729
Operating Income               $11,649   $7,868    $22,317    $13,812
Income from Continuing
 Operations                     $6,754   $2,899    $11,533     $4,979
Diluted EPS from Continuing
 Operations                      $0.12    $0.05      $0.21      $0.09


    Revenue from continuing operations was $94.9 million for the quarter compared to $87.4 million in the second quarter of 2002. Income from continuing operations increased to $6.8 million in the second quarter of 2003 from $2.9 million in the year ago period. Diluted EPS from continuing operations increased to $0.12 from $0.05 in the second quarter of 2002. EBITDA(a) was $20.8 million in the second quarter of 2003 versus $16.0 million in the second quarter of 2002.
    Revenue from continuing operations for the six months ended June 30, 2003, was $184.1 million compared to $170.7 million in the year ago period. Income from continuing operations during the six month period increased to $11.5 million from $5.0 million in the comparable prior year period. Diluted EPS from continuing operations for the first six months of 2003 were $0.21, up from $0.09 in the first six months of 2002. EBITDA(a) was $39.3 million for the six month period, compared to $31.7 million in the year ago period.

    Ptek's Recent Accomplishments Include:

    -- Xpedite continued its successful migration to transactional and new services revenue, which grew 23% in the second quarter of 2003 from the same period last year and now accounts for more than 40% of total Xpedite revenue.
    -- To further accelerate the move to new services revenue, Xpedite launched secureMAIL. This new service utilizes encrypted e-mail and enables companies to securely deliver large volumes of sensitive data such as credit card and bank statements to customers, replacing the costly method of overnight delivery or postal services. secureMAIL is deployed using an ASP format on Xpedite's existing worldwide platform.
    -- Premiere Conferencing continued to experience strong growth in international revenue, which more than doubled in the second quarter of 2003 from the same period last year and contributed 16% of total Premiere Conferencing revenue.
    -- To further accelerate growth in international revenue, Premiere Conferencing launched VisionCast(R) and PremiereCall Auditorium(SM) in the Asia/Pacific region.
    -- During the second quarter Ptek repurchased $39.5 million face value of the Company's convertible notes at a discount to par, leaving an outstanding balance of $133.0 million.
    -- Absent the repurchase of a portion of its convertible notes during the second quarter, the Company's total cash and equivalents at June 30, 2003, would have been $73.8 million, or $16.0 million more than at March 31, 2003. Ptek reduced outstanding accounts receivables despite the growth in revenue, with DSOs totaling 54 days, down 3 days from the first quarter of 2003.
    -- The Company continued to improve certain leverage measurements, as net debt to equity(b) declined to 1.1 to 1 at June 30, 2003, from 1.4 to 1 at March 31, 2003.
    -- As part of a continuing effort to reduce expenses, the Company has terminated its commitment to the lease obligation of a private airplane, which should yield cost savings beginning in the fourth quarter of 2003.

    "We are pleased with our continued solid performance in the second quarter, especially in light of sustained weakness in the overall economy," stated Boland T. Jones, Founder, Chairman and CEO of Ptek Holdings. "Our recent new product introductions, along with the services being developed by our R&D group, should continue to generate meaningful contributions to our revenue growth and enhance our market leadership position."

    Operating Units' Performance

    Premiere Conferencing (www.premconf.com)
    (In thousands)



                               Three Months Ended   Six Months Ended
                              30-Jun-03 30-Jun-02 30-Jun-03 30-Jun-02
                              --------- --------- --------- ---------

Premiere Conferencing
Revenue                        $39,731   $35,049   $76,306   $68,366
Gross Profit %                    80.5%     82.9%     81.3%     83.6%
Contribution Margin %             60.3%     58.6%     60.2%     58.6%


    Premiere Conferencing's second quarter 2003 revenue grew 13.4%, totaling $39.7 million versus $35.0 million in the same period last year. Revenue for the six months ended June 30, 2003, totaled $76.3 million, up 11.6% from the comparable year ago period.
    Total conferencing minutes grew 41% during the second quarter of 2003 compared to the second quarter of 2002. Automated and new services accounted for 75% of total revenue at Premiere Conferencing. Web collaboration revenue increased 92% year-over-year and revenue from the Auditorium service increased 51% sequentially from the first quarter of 2003.

    Xpedite (www.xpedite.com)
    (In thousands)



                               Three Months Ended   Six Months Ended
                              30-Jun-03 30-Jun-02 30-Jun-03 30-Jun-02
                              --------- --------- --------- ---------

Xpedite
Revenue                        $55,200   $52,405  $107,894  $102,409
Gross Profit %                    78.8%     78.9%     79.1%     77.9%
Contribution Margin %             68.8%     69.6%     69.1%     68.7%


    Revenue at the Xpedite operating unit grew 5.3% during the second quarter of 2003, totaling $55.2 million versus $52.4 million in the same period last year. Revenue for the first six months of 2003 grew 5.4% to $107.9 million from $102.4 million in the prior year period.
    Xpedite delivered almost 700 million messages during the second quarter of 2003. messageREACH(SM) volume increased 74% and voiceREACH(SM) volume increased 131% over the same quarter last year. Revenue from these new services grew 58% in the second quarter of 2003 from the same period last year and represented 17% of Xpedite's total revenue.

    Financial Guidance

    The following statements are based on Ptek's current expectations as of July 30, 2003. These statements are forward-looking statements and actual results may differ materially. The company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
    Based on the Company's year-to-date performance, Ptek remains comfortable with its current 2003 financial guidance.

    About Ptek Holdings, Inc.

    Ptek Holdings, Inc. (NASDAQ: PTEK) is a leading provider of business communications services that enable global enterprises to better communicate with constituents, acquire and retain customers and automate business processes. These solutions, which include conferencing, Web collaboration and messaging, are marketed under the Premiere Conferencing and Xpedite brand names.
    Ptek Holdings' corporate headquarters is located at 3399 Peachtree Road NE, The Lenox Building, Atlanta, GA 30326. Additional information can be found at www.ptek.com.
    (a) EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to what management believes to be the most directly comparable GAAP financial measure, operating cash flows, is attached.
    (b) Net debt is a non-GAAP financial measure. A calculation of the net debt to equity leverage ratio is attached.

    Conference Call

    The Company will hold a conference call to discuss this release at 8:30 a.m. EDT on July 31, 2003. To participate, please call the following numbers 5-10 minutes prior to the scheduled start time:
800-289-0544 (U.S. & Canada) or 913-981-5533 (International). The call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Conferencing service, and can be found at www.ptek.com/invest/invest.cfm. A replay of the conference call will be available following the call at 11:30 a.m. through midnight August 8, and may be accessed by following the above link or by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (International). The
confirmation code is 674155. The Webcast of this call will be archived on the Company's Website at www.ptek.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including the following factors: competitive pressures among communications services providers, including pricing pressures, may increase significantly; Ptek's ability to respond to rapid technological change, the development of alternatives to its products and services and the risk of obsolescence of its products, services and technology; market acceptance of new products and services; Ptek's ability to manage its growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by Ptek may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of Ptek's strategic relationships, including the amount of business generated and the viability of the strategic relationships, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringement claims; Ptek's ability to service, repay or refinance all or a portion of its convertible notes issued to the public, which mature on July 1, 2004; the failure of the purchaser to pay the liabilities assumed in, or incurred after, the sale of the Voicecom business unit; risks associated with interruption in Ptek's services due to the failure of the platforms and network infrastructure utilized in providing its services; Ptek's services may be interrupted and its costs may increase due to the filing by WorldCom and Global Crossing for protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by Ptek's customers and the ability of those customers to pay for services utilized; risks associated with expansion of Ptek's international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which Ptek is doing business, may be less favorable than expected; legislative or regulatory changes may adversely affect the business in which Ptek is engaged; and changes in the securities markets may negatively impact Ptek. "EBITDA" is not a standard accounting term as defined by generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, especially in the "Risk Factors Affecting Future Performance" included in the Management's Discussion and Analysis section of the Company's Form 10-K for the fiscal year ended December 31, 2002 and in subsequent filings filed with the Securities and Exchange Commission.



                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)


                                 Three Months Ended   Six Months Ended
                                 ------------------   ----------------
                                 June 30,  June 30,  June 30, June 30,
                                   2003     2002      2003     2002
                                 ------------------   ----------------

REVENUES                          $94,851  $87,408  $184,071 $170,729
TELECOMMUNICATIONS COSTS           19,444   17,077    36,800   33,878
                                  -------  -------  -------- --------
GROSS PROFIT                       75,407   70,331   147,271  136,851
DIRECT OPERATING COSTS             13,490   13,378    26,806   26,458
                                  -------  -------  -------- --------
CONTRIBUTION MARGIN                61,917   56,953   120,465  110,393
                                  -------  -------  -------- --------
OTHER OPERATING EXPENSES:
Selling and marketing              26,845   22,729    51,109   44,998
General and administrative         13,548   12,928    27,044   25,777
Research and development            2,178    1,828     4,182    4,036
Depreciation                        5,740    5,782    11,273   11,016
Amortization                        1,416    2,362     3,415    6,153
Equity based compensation             541      181     1,125    1,326
Legal settlements, net                  -    3,275         -    3,275
                                  -------  -------  -------- --------
Total operating expenses           50,268   49,085    98,148   96,581
                                  -------  -------  -------- --------

OPERATING INCOME                   11,649    7,868    22,317   13,812
                                  -------  -------  -------- --------

OTHER INCOME (EXPENSE):
Interest expense                   (2,453)  (2,888)   (5,262)  (5,904)
Interest income                       197      114       441      248
Gain on sale of marketable
 securities                           501        -       501      789
Gain on repurchase of bonds         1,397        -     1,397        -
Other, net                            126      (53)      407      (83)
                                  -------  -------  -------- --------
Total other income (expense)         (232)  (2,827)   (2,516)  (4,950)
                                  -------  -------  -------- --------

INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES               11,417    5,041    19,801    8,862
INCOME TAX EXPENSE                  4,663    2,142     8,268    3,883
                                  -------  -------  -------- --------
INCOME FROM CONTINUING OPERATIONS  $6,754   $2,899   $11,533   $4,979
                                  =======  =======  ======== ========

DISCONTINUED OPERATIONS:
Loss from operations from Voicecom
 (including loss on disposal of
 $1,262 and $13,887 for the three
 and six months ended June 30, 2002) (132)  (1,262)     (132) (19,716)
Income tax benefit                    (51)    (442)      (51)  (6,901)
                                  -------  -------  -------- --------
Loss on discontinued operations       (81)    (820)      (81) (12,815)
                                  -------  -------  -------- --------

NET INCOME (LOSS)                  $6,673   $2,079   $11,452  $(7,836)
                                  =======  =======  ======== ========

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations               $0.13    $0.05     $0.22    $0.09
Discontinued operations            $(0.00)  $(0.01)   $(0.00)  $(0.24)
                                  -------  -------  -------- --------
Net Income (Loss)                   $0.13    $0.04     $0.22   $(0.15)
                                  =======  =======  ======== ========

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations               $0.12    $0.05     $0.21    $0.09
Discontinued operations            $(0.00)  $(0.01)   $(0.00)  $(0.23)
                                  -------  -------  -------- --------
Net Income (Loss)                   $0.12    $0.04     $0.21   $(0.14)
                                  =======  =======  ======== ========

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC                              53,168   53,739    52,591   53,296
                                  =======  =======  ======== ========

DILUTED                            55,817   56,437    54,954   55,715
                                  =======  =======  ======== ========




                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                 JUNE 30, 2003 AND DECEMBER 31, 2002
                  (IN THOUSANDS, EXCEPT SHARE DATA)



                                               June 30,   December 31,
                                                 2003         2002
                                               ---------  ------------
                                              (Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents                            $30,453     $68,777
Restricted cash, current                          1,250           -
Marketable securities, available for sale           272         641
Accounts receivable (less allowances of
   $6,749 and $7,074, respectively)              56,694      51,909
Prepaid expenses and other                        5,708       8,872
Deferred income taxes, net                       13,614      15,801
                                               --------    --------
Total current assets                            107,991     146,000
                                               --------    --------

PROPERTY AND EQUIPMENT, NET                      60,499      63,148

OTHER ASSETS
Goodwill                                        123,066     123,066
Intangibles, net                                 15,040       7,802
Deferred income taxes, net                        3,546       6,648
Notes receivable - employees                      2,086       2,083
Restricted cash, non-current                      3,438           -
Other assets                                      3,227       3,346
                                               --------    --------
                                               $318,893    $352,093
                                               ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                $32,613     $37,110
Accrued taxes                                     8,160       8,250
Accrued expenses                                 30,723      32,319
Current maturities of long term debt & capital
 lease obligations                                4,002       4,320
Accrued restructuring costs                         883       1,898
                                               --------    --------
Total current liabilities                        76,381      83,897
                                               --------    --------

LONG TERM LIABILITIES
Convertible subordinated notes                  133,000     172,500
Long term debt & capital lease obligations        1,534       3,407
Other accrued expenses                           10,935       7,951
                                               --------    --------
Total long term liabilities                     145,469     183,858
                                               --------    --------

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000 shares authorized,
 53,603,148 and 58,733,628 shares issued in 2003 and 2002 and
 53,603,148 and 53,540,828 shares outstanding in 2003 and
  2002, respectively                                536         587
Unrealized gain on marketable securities             74         276
Additional paid-in capital                      581,966     603,883
Unearned restricted stock compensation           (1,256)     (1,913)
Treasury stock, at cost                               -     (22,112)
Note receivable, shareholder                     (5,193)     (5,042)
Cumulative translation adjustment                (2,065)     (2,810)
Accumulated deficit                            (477,019)   (488,531)
                                               --------    --------
Total shareholders' equity                       97,043      84,338
                                               --------    --------
                                               $318,893    $352,093
                                               ========    ========






                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                      (IN THOUSANDS, UNAUDITED)


                                                       2003      2002
                                                       ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                    11,452    (7,836)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on discontinued operations                          81    12,815
Depreciation                                         11,273    11,016
Amortization                                          3,415     6,153
Gain on sale of marketable securities, available
 for sale                                              (501)     (789)
Gain on repurchase of bonds                          (1,397)        -
Deferred income taxes                                 5,429     2,065
Payments for restructuring costs                       (549)   (1,770)
Equity based compensation                             1,125     1,326
Changes in assets and liabilities:                        -         -
Accounts receivable, net                             (4,784)  (15,470)
Prepaid expenses and other                            3,280     8,691
Accounts payable and accrued expenses                (8,998)  (14,589)
                                                    -------   -------
Total adjustments                                     8,374     9,448
                                                    -------   -------
Net cash provided by operating activities from
 continuing operations                               19,826     1,612
                                                    -------   -------
Net cash provided by operating activities from
 discontinued operations                                  -       164
                                                    -------   -------
Net cash provided by operating activities            19,826     1,776
                                                    -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                 (7,124)   (6,813)
Proceeds from sale of business                            -     7,248
Business acquisitions                                (6,782)        -
Increase in restricted cash for acquisitions, net    (4,688)        -
Sale of marketable securities                           541       875
                                                    -------   -------
Net cash (used in) provided by investing activities
 from continuing operations                         (18,053)    1,310
                                                    -------   -------
Net cash used in investing activities from
 discontinued operations                                  -      (155)
                                                    -------   -------
Net cash (used in) provided by investing activities (18,053)    1,155
                                                    -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements      (2,192)   (1,476)
Principal payments from bond repurchase             (37,901)        -
Proceeds from long term borrowing arrangements            -     4,000
Purchase of treasury stock, at cost                    (627)     (537)
Exercise of stock options                               363       181
                                                    -------   -------
Net cash (used in) provided by financing activities
 from continuing operations                         (40,357)    2,168
                                                    -------   -------
Net cash used in financing activities from
 discontinued operations                                  -    (1,086)
                                                    -------   -------
Net cash (used in) provided by financing activities (40,357)    1,082
                                                    -------   -------

Effect of exchange rate changes on cash and
 equivalents                                            260     1,370
                                                    -------   -------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS     (38,324)    5,383
                                                    -------   -------
CASH AND EQUIVALENTS, beginning of period            68,777    48,023
                                                    -------   -------
CASH AND EQUIVALENTS, end of period                 $30,453   $53,406
                                                    =======   =======




                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
           RECONCILIATION OF EBITDA TO OPERATING CASH FLOWS
                      (IN THOUSANDS, UNAUDITED)


                                 Three Months Ended  Six Months Ended
                                 ------------------ ------------------
                                 June 30,  June 30, June 30,  June 30,
                                   2003      2002     2003     2002
                                 ------------------ ------------------


EBITDA                             $20,830  $15,960  $39,311 $31,687
Add:
      Equity based compensation        541      181    1,125   1,326
      Movement in prepaids and
       other assets                  3,839     (407)   3,280   8,691
      Movement in accounts
       receivable, net                  57   (5,902)  (4,784)(15,470)
      Movement in accruals and
       other liabilities              (157)   7,251   (9,547)(16,359)
      Deferred income tax movement   3,163      324    5,429   2,065
Less:
      Gain on sale of marketable
       securities                     (501)       -     (501)   (789)
      Gain on repurchase of bonds   (1,397)       -   (1,397)      -
      Interest, net                 (2,256)  (2,774)  (4,822) (5,656)
      Tax expense                   (4,663)  (2,142)  (8,268) (3,883)

                                   -------  -------  ------- -------
Net cash provided by operating activities
 from continuing operations        $19,456  $12,491  $19,826  $1,612
                                   =======  =======  ======= =======


                  PTEK HOLDINGS, INC. AND SUBSIDIARIES
                     RECONCILIATION OF NET DEBT TO
                         EQUITY LEVERAGE RATIO
                       (IN THOUSANDS, UNAUDITED)

                                           June 30,   March 31,
                                             2003       2003
                                           --------   ---------

NET DEBT TO EQUITY
      Current maturities of long-term
       debt & capital lease obligations     4,002       4,494
      Long-term debt & capital
       lease obligations                    1,534       2,100
      Convertible subordinated notes      133,000     172,500
                                          -------     -------
                        TOTAL DEBT        138,536     179,094

      Cash and cash equivalents            30,453      52,788
                                          -------     -------
                        TOTAL CASH         30,453      52,788
                                          -------     -------
          NET DEBT (TOTAL DEBT LESS CASH) 108,083     126,306
                                          -------     -------

               TOTAL SHAREHOLDERS' EQUITY  97,043      88,987
                                          -------     -------
                 NET DEBT TO EQUITY           1.1         1.4
                                          =======     =======

    CONTACT: Ptek Holdings, Inc., Atlanta
             Investor Relations
             Sean O'Brien, 404-262-8462